Exhibit 10.6

THE PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

(as amended and restated effective June 30, 2015)

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the 2006 Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The 2006 Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain Employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and its Affiliates and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock or the potential to receive performance-based cash bonuses. The Plan was amended and restated, effective upon its approval by the Company’s stockholders at their annual meeting on July 23, 2014, in order both to authorize cash-based Awards that are designed to qualify for the performance-based compensation exception under Section 162(m), and to extend the term of the Plan until July 23, 2019. The Plan was thereafter amended and restated effective on the date designated above, in order to update its provisions relating to Plan administration, claims, and the definition of a Change in Control.

3.	ADMINISTRATION

(a)     Generally. The Administrator has discretionary authority, subject only to the express provisions of the 2006 Plan, to interpret the 2006 Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award (including applicable Performance Periods, Performance Formula(e), and Performance Criteria); prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the 2006 Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will only exercise its discretion to the limited extent consistent with qualifying the Award for that exception. Determinations of the Administrator made under the 2006 Plan will be conclusive and will bind all parties.

(b)     Specifically. Subject to the provisions of the Plan, the Administrator’s general authority to administer the Plan shall include, but not be limited to, exercising any and all of the following powers in its sole and absolute discretion:

(i)     to determine, from time to time, the fair market value of the Stock subject to associated with the Plan or any Awards;

(ii)     to determine, and to set forth in award agreements, the terms and conditions of all Awards, including what type or combination of types of Awards shall be granted, any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iii)     to construe and interpret the terms of the Plan and any award agreement, to determine the meaning of their terms, to correct any defect, omission or inconsistency in the Plan or any award agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or an Award fully effective, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(iv)     to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate, and to make any findings of fact needed in the administration of the Plan or award agreements. (with the Administrator’s prior exercise of its discretionary authority not obligating it to exercise its authority in a like fashion thereafter);

(v)     to require, as a condition precedent to the grant, vesting, exercise, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g. confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(vi)     in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system;

(vii)     subject to applicable law and the restrictions set forth in the Plan, to delegate administrative functions associated with the Plan to individuals who are directors or Employees; and

(viii)     to make all determinations and to take all other actions that the Administrator may consider necessary or desirable to administer the Plan or to effectuate its purposes.

(c)     Local Law Adjustments and Sub-plans. To facilitate the making of any grant of an Award under this Plan, the Administrator may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or who are employed by the Company or any Affiliate outside of the United States of America as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required or applicable to particular locations and countries.

(d)     Action by Committee. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to the Administrator by an officer or other Employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e)     Claims Limitations Periods. Any Participant who believes he or she is being denied any benefit or right under the Plan or under any Award may file a written claim with the Administrator. Any claim must be delivered to the Administrator within forty-five (45) days after the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Administrator or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Administrator in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Administrator shall be deemed denied. No lawsuit relating to the Plan may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or such claim shall be forever barred.

(f)     Deference to Committee Determinations. The Administrator’s interpretation and construction of any provision of the Plan, or of any Award or award agreement, and all determinations the Administrator makes pursuant to the Plan shall be final, binding, and conclusive on any and all affected parties. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(g)     No Liability; Indemnification. Neither the Board nor any Administrator, nor any person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any award agreement. The Company shall pay or reimburse anyone acting as the Administrator, as well as any director, Employee, or consultant who in good faith takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under applicable law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(h)     Expenses. The expenses of administering the Plan shall be borne jointly and severally by the Company and its Affiliates.

4.	LIMITS ON AWARDS UNDER THE 2006 PLAN

(a)      Number of Shares. The maximum number of shares of Stock that may be issued under the 2006 Plan shall not exceed, in the aggregate, 2,900,000 shares of which all shares may be issued under the 2006 Plan pursuant to ISOs. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, or if any shares of Common Stock subject to an Award are repurchased by the Company pursuant to the provisions of Section 7(a)(2)(B) of this 2006 Plan, the shares of Common Stock covered by such Award that are repurchased or not paid out shall again be available for the grant of Awards under the 2006 Plan. With respect to the issuance of SARs that may be settled in stock, the number of shares available for Awards under the 2006 Plan will be reduced by the total number of SARs granted. SARs that may be settled in cash only will not reduce the number of shares available for award under the 2006 Plan. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder, with 800,000 shares being reserved for Awards in the form of ISOs granted after July 23, 2014. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the 2006 Plan.

(b)      Type of Shares. Stock delivered by the Company under the 2006 Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the 2006 Plan.

(c)      Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 800,000. The maximum number of shares subject to other Stock-based Awards granted to any person in any fiscal year will be 800,000 shares and the maximum amount payable under cash-based Awards granted to any person in any fiscal year will be U.S. $750,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors, consultants and advisors to the Company or its Affiliates and others who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1)      Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the 2006 Plan. Notwithstanding any provision of this 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)      Term of 2006 Plan. No Awards may be made after May 25, 2019, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)      Transferability. Neither ISOs nor other Awards may be transferred other than by will or by the laws of descent and distribution (other than transfers to the Company pursuant to Section 7(a)(2)(B)), and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides), other non-transferable Awards requiring exercise may be exercised only by the Participant.

(4)      Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(5)      Rights Limited. Nothing in the 2006 Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the 2006 Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(6)      Section 162(m). This Section 6(a)(6) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(6) applies, the 2006 Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for the performance-based compensation exception under Section 162(m). With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria, and the applicable Performance Formula(e) and Performance Period, no later than 90 days after the commencement of the Performance Period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Once established for a Performance Period, the Performance Criteria and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Section 162(m). Following the completion of a Performance Period, and prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and, if so, to calculate and certify in writing that amount of the Awards earned for the Performance Period based upon the Performance Formula(e), and such determination will be final and conclusive. The Committee shall then determine the number of shares or dollar value (as applicable) of each Participant’s Award based on the Performance Formula(e) for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate. No Performance Award to which this Section 6(a)(6) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(7)      Section 409A of the Code.

(i)      Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(ii)      If any provision of the 2006 Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the 2006 Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the 2006 Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(iii)      Notwithstanding any provisions of this 2006 Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the 2006 Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iv)      Notwithstanding any provisions of this 2006 Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this 2006 Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(b) Stock Options and SARs

(1)      Duration of Options and SARs. The latest date on which an Option or a SAR may be exercised will be the tenth anniversary of the date the Option (fifth anniversary in the case of an ISO granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the Option or SAR was granted.

(2)      Vesting. The Administrator shall fix the term during which each Stock Option or SAR may be exercised, but no Stock Option or SAR shall be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, one-third of each Award of Director Stock Option or Stock Option or SAR shall become exercisable upon one-year from the date of grant with the remaining portion of the Award becoming exercisable in equal installments commencing on the second and third one-year anniversaries of the date of grant. Notwithstanding any other provision of the 2006 Plan, the Committee may determine with respect to an Award that the date on which any outstanding Stock Option or SAR or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Administrator in accordance with such terms and subject to such conditions, if any, as the Administrator shall specify.

(3)      Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(4)      Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other events described in Section 7(d)(1) and (2)), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(5)      Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by the Participant’s surrender of shares of Stock otherwise deliverable by the Company pursuant to the Award being exercised, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c)      Restricted Stock and Other Awards Not Requiring Exercise

(1)      Consideration in General. In general, Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any purchase price payable by a Participant to the Company for Stock under an Award not requiring exercise shall be paid in cash or check acceptable to the Administrator, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the purchase price, if and to the extent permitted by the Administrator, by delivery to the Company of a promissory note of the Participant, payable on such terms as are specified by the Administrator, or by any combination of the foregoing permissible forms of payment.

(2)      Vesting. Restricted Stock shall be granted subject to such restrictions on the full enjoyment of the shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. The Administrator shall fix the term during which each Award of Restricted Stock vests. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, each Award of Restricted Stock that vests over time shall vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each Award of Restricted Stock that vests based on the satisfaction of certain performance criteria established by the Administrator shall begin vesting after the first anniversary of the date of grant.

7.	EVENTS AFFECTING OUTSTANDING AWARDS

(a)      Termination of Employment. In general, the treatment of an Award upon termination of a Participant’s Employment will be determined by the Administrator at the time of grant and specified in the document or documents by which the Award is granted, subject to the authority of the Administrator under Section 3 of the 2006 Plan to modify or waive terms and conditions of the Award. Except as otherwise so determined by the Administrator or otherwise explicitly provided herein, the following will apply in the event of termination of a Participant’s Employment:

(1)      Disability or Death. If the termination of Employment is by reason of Disability (as determined by the Administrator) or death:

(A) Except as provided in subparagraph 7(a)(1)(C) below, or in an Award Agreement, Stock Options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the date on which the Participant’s Employment ceased as a result of death, and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) Except as provided in subparagraph 7(a)(1)(C) below, the Participant’s unvested Restricted Stock and Restricted Stock Units will immediately vest and become free of restrictions.

(C) If vesting or exercisability of an Award, or the payment of cash pursuant to the Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment terminates, the Award will terminate unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award.

(2)      Other Termination of Employment. If termination of Employment is for any reason other than disability (as determined by the Administrator) or death of the Participant:

(A) Stock Options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of Employment will terminate immediately. Each such Stock Option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s Employment ceased and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) The Company will have the right to reacquire the Participant’s unvested Restricted Stock at the lower of the Participant’s original purchase price, if any, for such Stock, and the fair market value of the Stock on the date of termination. If there was no purchase price, then the Restricted Stock will be forfeited. Restricted Stock Units will be forfeited.

(b)      Change in Control. In the event of a Change in Control:

(1)      Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock deliverable under each outstanding Award of Stock Units will be accelerated, and such shares will be delivered.

(2)      Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock or payment of cash under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, vesting, exercisability and delivery of Stock or payment of cash will not be accelerated by the Change in Control unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award. Any share of Stock delivered as a result of such a waiver or modification may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect the Performance Criteria to which the Award was subject. In the case of Restricted Stock the vesting of which is conditioned upon satisfaction of Performance Criteria, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the 2006 Plan.

(3)      Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Stock-based Awards, equal in the case of each affected Award to the excess, if any, of (i) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(4)      Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

(c)      Termination of Awards. Unless otherwise provided by the Administrator, each Award other than Restricted Stock (which, unless subject to Performance Criteria which have not been satisfied, will be treated in the same manner as other shares of Stock) will terminate upon consummation of a Covered Transaction, provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(d)      Change in and Distributions With Respect to Stock

(1)      Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the 2006 Plan, to the maximum share limits described in Section 4(c), and to the maximum share limits described in Section 6(c)(2) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)      Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, for the performance-based compensation rules of Section 162(m), where applicable, and for the deferred compensation rules of Section 409A of the Code.

(3)      Continuing Application of 2006 Plan Terms. References in the 2006 Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the 2006 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the 2006 Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. The Administrator may not, without stockholder approval, (i) materially increase the number of securities which may be issued under the 2006 Plan or (ii) materially modify the requirements for participation under the 2006 Plan.

9.	OTHER COMPENSATION ARRANGEMENTS

The existence of the 2006 Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the 2006 Plan.

10.	WAIVER OF JURY TRIAL

By accepting an Award under the 2006 Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the 2006 Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the 2006 Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

11.	MISCELLANEOUS

(a)      No Shareholder Rights. Except as otherwise provided here, the holder of a 2006 Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Stock are issued upon exercise or payment in respect of such award.

(b)      Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her designated beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c)      Award Agreements. All Stock Options, SARs, Restricted Shares and Awards granted under the 2006 Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the 2006 Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.

(d)      Securities Restrictions. No shares of Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e)      Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f)      No Employment Right. No employee or director of the Company, nor any Affiliate of the Company, shall have any claim or right to be granted an Award under this 2006 Plan. Neither this 2006 Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or Affiliate thereof or any director any right to continue as a director of the Company or Affiliate. All Company and Affiliate employees who have or may receive Awards under this 2006 Plan are employed, except to the extent provided by law, at the will of the Company or such Affiliate and in accord with all statutory provisions.

(g)      Stock to be Used. Distributions of shares of Stock upon exercise, in payment or in respect of Awards made under this 2006 Plan may be made either from shares of authorized but unissued Stock reserved for such purpose by the Board or from shares of authorized and issued Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Stock shall be subject to currency or other restrictions imposed by any government.

(h)      Expenses of the 2006 Plan. The costs and expenses of administering this 2006 Plan shall be borne by the Company and not charged to any Award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of participating subsidiaries, including administrative costs and expenses related thereto, to the respective participating subsidiaries by which such persons are employed.

(i)      2006 Plan Unfunded. This 2006 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this 2006 Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(j)      Governing Law. This 2006 Plan shall be governed by the laws of the State of Delaware and shall be construed for all purposes in accordance with the laws of said State except as may be required by NASDAQ or other applicable exchange requirement or by applicable federal law.

Exhibit A:

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Providence Service Corporation 2006 Long-Term Incentive Plan as from time to time amended and in effect.

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation and applicable law; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized in writing the issuance of a specified number of shares of Stock or other payment under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards, including Stock-based and cash-based Awards.

“Board”: The Board of Directors of the Company.

“Change in Control”: An event or events, in which:

(A)      any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(B)     the consummation of a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, having at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 50% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(C)      the Company consummates its liquidation or sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, with respect to Awards granted under the 2006 Plan prior to June 30, 2015, “Change in Control” shall mean an event or events, in which:

(AA) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(BB1) With respect to awards granted under the 2006 Plan prior to April 19, 2010, the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

(BB2) With respect to awards granted under the 2006 Plan between April 19, 2010 and June 30, 2015, the Company consummates a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(CC) during any period of two consecutive years (not including any period prior to the execution of the 2006 Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(DD) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Providence Service Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability” shall mean permanent and total disability of an employee or director participating in the 2006 Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the 2006 Plan unless such condition also constitutes a disability as defined under Section 409A.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the 2006 Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Negative Discretion”: The discretion authorized by the Plan to be applied by the Administrator to eliminate or reduce the size of an Award; provided that the exercise of such discretion would not cause the Award to fail to qualify as “performance-based compensation” under Section 162(m). By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Administrator by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Awards for a Performance Period if the Performance Criteria and Performance Formula(e) for such Performance Period have not been attained, or (b) increase an Award above the maximum amount payable under the Plan.

“Participant”: A person who is granted an Award under the 2006 Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement” shall mean:

(A) in the case of an employee Participant, separating from service with the Company or an affiliate, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s pension plan or under another pension plan sponsored or otherwise maintained by the Company or an affiliate for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(B) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Section 162(m)”: Section 162(m) of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value or cash) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock that is not subject to any restrictions under the terms of the Award.